Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
November 4, 2008

INCREASED THIRD QUARTER OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 4, 2008 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended September 30, 2008, including a 25.8% increase in revenues and an 8.7% increase in Funds From Operations (“FFO”) per share compared to the same period for 2007. Additionally, the company announced a 30.3% increase in revenues and a 6.3% increase in FFO per share for the nine months ended September 30, 2008 compared to the same period for 2007. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Revenues	$58,573	$46,564	$169,495	$130,122

Net earnings available to common stockholders	$28,578	$45,690	$89,126	$117,656
Net earnings per common share (diluted)	$0.39	$0.68	$1.22	$1.82

FFO available to common stockholders	$36,707	$30,872	$110,334	$91,963
FFO per common share (diluted)	$0.50	$0.46	$1.51	$1.42

•	Investment Portfolio occupancy was 96.9% at September 30, 2008.

Investments and Dispositions for the quarter ended September 30, 2008:

•	Investments:

•	$68.1 million in the Investment Portfolio, including acquiring 36 properties with an aggregate 213,000 square feet of gross leasable area

•	$4 million in the Inventory Portfolio, including acquiring two properties and funding $1.8 million of development

•	Dispositions:

•	Six Investment properties with an aggregate 172,000 square feet of gross leasable area, with net proceeds of $19.7 million, resulting in a gain of $2.6 million

•	Nine Inventory properties with net proceeds of $51.6 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the nine months ended September 30, 2008:

•	Investments:

•	$321.9 million in the Investment Portfolio, including acquiring 97 properties with an aggregate 811,000 square feet of gross leasable area

•	$28.7 million in the Inventory Portfolio, including acquiring seven properties and funding $4.9 million of development

•	Dispositions:

•	17 Investment properties with an aggregate 280,000 square feet of gross leasable area, with net proceeds of $56.5 million, resulting in a gain of $9.2 million

•	24 Inventory properties with net proceeds of $152.4 million

Capital transactions for the quarter ended September 30, 2008:

•	Issued 915,239 shares of common stock generating $20.4 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan.

•

Executed 3,450,000 common share offering September 26, 2008 priced at $23.05 per share generating net proceeds of $75.9 million. Proceeds received October 1, 2008 and not reflected in third quarter financial statements.

•	In October 2008, the Company exercised its option to extend the maturity date of its $400 million bank credit facility from May 2009 to May 2010.

National Retail Properties also announced revised 2008 FFO guidance of $1.97 to $1.99 per share to account for the dilution from its recent 3,450,000 share common equity offering. This new guidance approximates 6% growth over 2007’s FFO of $1.87 per share. The Company announced 2009 FFO guidance of $1.88 to $1.98 per share, before deduction of estimated additional non-cash interest expense of approximately 8 cents per share due to changes required in accounting for convertible debt interest for fiscal years beginning after December 15, 2008. This equates to net earnings before any gains or losses from the sale on investment properties of $1.35 to $1.45 per share plus $0.53 per share of expected real estate related depreciation and amortization and before deduction of estimated additional non-cash interest expense of approximately 8 cents per share due to changes required in accounting for convertible debt interest for fiscal years beginning after December 15, 2008. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are pleased to maintain strong operating results despite the difficulties in the capital markets, economy and retailing. Our recently completed $76 million equity offering provides us with additional capacity to take advantage of potential opportunities even though it weighs on near term per share results. We are currently maintaining a cautious posture and are more focused on capital preservation than acquisitions. Budgeting with this level of economic uncertainty is more speculative than usual and we are taking a cautious approach on our occupancy assumptions for 2009. If the business environment improves, we will all be pleasantly surprised.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2008, the company owned 990 Investment properties in 44 states with a gross leasable area of approximately 11 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 4, 2008 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Income Statement Summary

Revenues:
Rental and earned income	$54,966	$42,701	$157,697	$118,929
Real estate expense reimbursement from tenants	1,456	1,339	4,478	4,034
Interest and other income from real estate transactions	1,027	1,389	3,669	3,636
Interest income on commercial mortgage residual interests	1,124	1,135	3,651	3,523

	58,573	46,564	169,495	130,122

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	—	4,900	825
Costs	—	—	(4,879)	(493)

Gain	—	—	21	332

Operating expenses:
General and administrative	5,242	5,229	18,842	17,496
Real estate	2,359	1,778	6,972	5,426
Depreciation and amortization	11,559	8,048	32,382	22,186
Impairment – real estate, Inventory Portfolio	—	128	—	128
Impairment – commercial mortgage residual interests valuation	—	638	758	638

	19,160	15,821	58,954	45,874

Other expenses (revenues):
Interest and other income	(818)	(793)	(3,047)	(3,120)
Interest expense	14,791	11,833	44,823	35,377
Loss on interest rate hedge	—	—	804	—

	13,973	11,040	42,580	32,257

Income tax benefit	1,654	1,488	6,075	6,703
Minority interest	(113)	(93)	654	244
Equity in earnings of unconsolidated affiliate	100	—	280	—

Earnings from continuing operations	27,081	21,098	74,991	59,270

Earnings from discontinued operations:
Real estate, Investment Portfolio	2,997	24,377	12,626	56,013
Real estate, Inventory Portfolio, net of income tax expense and minority interest	196	1,911	6,598	7,462

	3,193	26,288	19,224	63,475

Net earnings	30,274	47,386	94,215	122,745
Series C preferred stock dividends	(1,696)	(1,696)	(5,089)	(5,089)

Net earnings available to common stockholders – basic and diluted	$28,578	$45,690	$89,126	$117,656

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Weighted average common shares outstanding:
Basic	73,717	66,796	73,041	64,545

Diluted	74,022	67,029	73,311	64,768

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.35	$0.29	$0.96	$0.84
Discontinued operations	0.04	0.39	0.26	0.98

Net earnings	$0.39	$0.68	$1.22	$1.82

Diluted:
Continuing operations	$0.35	$0.29	$0.96	$0.84
Discontinued operations	0.04	0.39	0.26	0.98

Net earnings	$0.39	$0.68	$1.22	$1.82

Supplemental Information:

Selected Non-Cash Income Statement Items:

Straight-line rent	$151	$(660)	$(978)	$(2,051)

Net capital lease rent adjustment	$296	$471	$899	$1,753

Above (below) market rent amortization	$(245)	$(299)	$(547)	$(531)

Stock based compensation expense	$926	$657	$2,418	$1,970

Impairment – real estate	$3,930	$273	$4,097	$463

Impairment – mortgage residual interests	$—	$638	$758	$638

Amortization of debt costs	$798	$503	$2,194	$1,486

Capitalized interest expense	$(436)	$(1,176)	$(1,408)	$(2,620)

Non-real estate depreciation expense	$65	$113	$200	$254

Other Information:

Percentage rent	$202	$181	$563	$779

Net Inventory Portfolio gain on disposition (TRS)	$2,807	$2,822	$9,357	$9,206

Scheduled debt principal amortization (excluding maturities)	$298	$398	$882	$1,300

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$30,274	$47,386	$94,215	$122,745
Real estate depreciation and amortization:
Continuing operations	10,696	7,405	29,962	20,381
Discontinued operations	33	238	344	796
Joint venture real estate depreciation	44	3	132	3
Gain on disposition of real estate Investment Portfolio	(2,644)	(22,464)	(9,230)	(46,873)

FFO	38,403	32,568	115,423	97,052
Series C preferred stock dividends	(1,696)	(1,696)	(5,089)	(5,089)

FFO available to common stockholders – basic and diluted	36,707	30,872	110,334	91,963

FFO per share:
Basic	$0.50	$0.46	$1.51	$1.42

Diluted	$0.50	$0.46	$1.51	$1.42

Real Estate Disposition Summary

	Quarter Ended September 30,				Nine Months Ended September 30,
	2008		2007		2008		2007
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Gain on disposition from continuing and discontinued operations as reported:
Continuing operations	—	$—	1	$—	1	$21	2	$332
Discontinued operations:
Investment Portfolio	6	2,644	13	22,464	17	9,230	27	46,873
Inventory Portfolio	9	2,807	26	3,647	23	12,643	64	9,877
Minority interest, Inventory Portfolio	—	—	—	(825)	—	(3,307)	—	(1,003)

	15	$5,451	40	$25,286	41	$18,587	93	$56,079

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$192	2	$1,650	5	$8,057	10	$4,464
Exchange	8	2,615	25	1,997	19	4,607	56	5,745
Minority interest, Development	—	—	—	(825)	—	(3,307)	—	(1,003)

Total Inventory gain (TRS)	9	2,807	27	2,822	24	9,357	66	9,206
Investment Portfolio	6	2,644	13	22,464	17	9,230	27	46,873

	15	$5,451	40	$25,286	41	$18,587	93	$56,079

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at September 30, 2008, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$198	$2,214	$2,595	$10,128
Real estate expense reimbursement from tenants	7	146	29	288
Interest and other income from real estate transactions	287	72	1,236	298

	492	2,432	3,860	10,714

Expenses:
General and administrative	—	1	(79)	(45)
Real estate	106	134	32	491
Depreciation and amortization	33	238	344	796
Impairment – real estate	—	146	167	335
Interest	—	—	—	(3)

	139	519	464	1,574

Gain on disposition of real estate	2,644	22,464	9,230	46,873

Earnings from discontinued operations	$2,997	$24,377	$12,626	$56,013

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$2,648	$1,479	$8,882	$6,538
Real estate expense reimbursement from tenants	301	129	857	590
Interest and other income from real estate transactions	109	95	895	140

	3,058	1,703	10,634	7,268

Disposition of real estate:
Gross proceeds	52,185	51,735	151,098	151,743
Costs	(49,378)	(48,088)	(138,455)	(141,866)

Gain	2,807	3,647	12,643	9,877

Expenses:
General and administrative	23	16	72	40
Real estate	395	235	1,274	1,035
Depreciation and amortization	53	12	164	44
Impairment – real estate	3,930	—	3,930	—
Interest	1,136	1,366	3,912	2,776

	5,537	1,629	9,352	3,895

Income tax expense	(120)	(1,169)	(4,037)	(4,566)
Minority interest	(12)	(641)	(3,290)	(1,222)

Earnings from discontinued operations	$196	$1,911	$6,598	$7,462

National Retail Properties, Inc.

(in thousands)

	September 30, 2008	December 31, 2007
	(unaudited)	(Note 1)
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,514	$27,499
Receivables, net of allowance	4,654	3,818
Investment in unconsolidated affiliate	4,853	4,139
Mortgages, notes and accrued interest receivable, net of allowance	66,646	73,162
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,313,293	2,055,846
Accounted for using the direct financing method	31,545	37,497
Real estate, Inventory Portfolio, held for sale	126,223	248,611
Commercial mortgage residual interests	22,496	24,340
Accrued rental income, net of allowance	23,933	24,652
Other assets	41,813	40,041

Total assets	$2,637,970	$2,539,605

Liabilities:
Line of credit payable	53,000	129,800
Mortgages payable	26,598	27,480
Notes payable – secured	—	12,000
Notes payable – convertible	406,535	172,500
Notes payable, net of unamortized discount	618,432	718,290
Other liabilities	64,721	69,916

Total liabilities	1,169,286	1,129,986
Minority interest	1,101	2,334
Stockholders’ equity	1,467,583	1,407,285

Total liabilities and equity	$2,637,970	$2,539,605

Common shares outstanding	74,920	72,528

Gross leasable area, Investment Portfolio (square feet)	11,144	10,610

Note	1: Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $26 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	September 30, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$78	$15,541
Receivables and other assets	34	1,417
Commercial mortgage residual interests	22,496	24,340

	$22,608	$41,298

Liabilities:
Notes payable – secured	$—	$12,000
Income tax liability	5,514	6,768
Other liabilities	—	145

	$5,514	$18,913

Minority interest	$514	$1,895

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$1,124	$1,135	$3,651	$3,523
Interest and other income	7	257	217	1,389

	1,131	1,392	3,868	4,912
Expenses:
General and administrative	58	108	205	318
Amortization	—	51	35	166
Impairment – commercial mortgage residual interests valuation	—	638	758	638
Interest	—	575	200	1,807

	58	1,372	1,198	2,929

Income tax benefit	457	551	1,247	2,010
Minority interest	(188)	(2)	(507)	(486)

Net earnings	$1,342	$569	$3,410	$3,507

Note 1: Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	September 30, 2008	December 31, 2007
	(unaudited)
Assets:
Cash and cash equivalents	$217	$30
Receivables	1	—
Real estate	74,759	65,413
Other assets	1,813	921

	$76,790	$66,364

Liabilities:
Notes payable	$43,600	$38,600
Other liabilities	194	180

Total liabilities	43,794	38,780

Members’ equity	32,996	27,584

Total liabilities and equity	$76,790	$66,364

	Quarter Ended September 30, 2008	Nine Months Ended September 30, 2008
	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$4,627

Expenses:
General and administrative	67	205
Real estate	5	14
Depreciation and amortization	362	1,077
Interest	528	1,647

	962	2,943

Net earnings	$603	$1,684

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2008 (1)	2007 (2)
1.	Convenience stores	25.5%	23.8%
2.	Restaurants – full service	8.8%	10.3%
3.	Automotive service	8.1%	3.7%
4.	Theaters	6.2%	4.1%
5.	Automotive parts	4.8%	1.5%
6.	Drug stores	4.0%	5.5%
7.	Books	4.0%	4.7%
8.	Consumer electronics	3.7%	4.6%
9.	Restaurants – limited service	3.4%	3.9%
10.	Sporting goods	3.2%	4.4%
11.	Family entertainment centers	3.0%	2.3%
12.	Grocery	2.7%	3.7%
13.	Office supplies	2.5%	3.1%
14.	Furniture	2.5%	3.3%
15.	Travel plazas	2.4%	3.2%
16.	Beer, wine and liquor	1.7%	2.3%
17.	General merchandise	1.6%	1.9%
18.	Home furnishings	1.4%	1.6%
19.	Craft, fabric and novelty	1.3%	1.5%
20.	Auto dealerships	1.3%	2.3%
	Other	7.9%	8.3%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.9%	6.	Georgia	5.0%
2.	Florida	10.1%	7.	Indiana	4.2%
3.	Illinois	6.8%	8.	Pennsylvania	4.2%
4.	North Carolina	6.1%	9.	Colorado	3.1%
5.	California	5.1%	10.	Arizona	3.1%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2008	0.2%	3	113,000	2014	4.4%	33	514,000
2009	1.2%	22	358,000	2015	2.6%	19	463,000
2010	2.9%	41	411,000	2016	1.9%	15	287,000
2011	2.1%	21	338,000	2017	4.4%	26	739,000
2012	3.6%	35	552,000	2018	3.2%	25	438,000
2013	4.4%	37	829,000	Thereafter	69.1%	682	5,780,000

(1)	Based on annual base rent of $216,782,000, which is the annualized base rent for all leases in place as of September 30, 2008.
(2)	Based on annual base rent of $184,940,000, which is the annualized base rent for all leases in place as of September 30, 2007.
(3)	Square feet.